                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--400, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-55785 of our opinion dated December 14, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How the Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 17, 1999